EXHIBIT 10.5

TABLE OF CONTENTS

LEASE AGREEMENT

1. Lease of Towers; Term; Rent; Payments
2. Security for Lessee's Performance
3. Lessor's Disclaimer of Warranty; Lessee's Unconditional Obligations
4. Location of the Towers; Inspections
5. Repairs; Maintenance; Use; Alterations
6. Loss; Damage
7. Liens; Taxes; Other Charges
8. Lessee's Indemnity
9. Return of Towers
10. Assignment
11. Default by Lessee; Remedies of Lessor; Waiver of Bond
12. Ownership of Towers; Personal Property; Markings
13. Payments by Lessor; Interest
14. Additional Documents; Fees
15. Entire Agreement
16. Severability of Provisions
17. Notice
18. Amendment and Waiver
19. Governing Law
20. Section Headings

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COMPUTER TOWERS
LEASE AGREEMENT

This LEASE AGREEMENT (the “Lease”) dated the first day of November, 2006 between the Sunray Trust, (“Lessor”), with offices at _______________ ,_______________ ; and Gofba, Inc., a California corporation (“Lessee”).

WITNESSETH:

Lessor and Lessee hereby agree as follows.

1. Lease of Computer Towers; Delivery; Term.

1.1. Lessor hereby leases Computer Towers (the “Towers”) to Lessee from the date of this Agreement to and including October 30, 2020. Lessee shall pay Lessor fifteen percent of the total value of the initial Towers which has a value of $583,440, such rent of $7,293 per month in advance on the first day of each calendar month during the term of this Lease. In the event that Lessee requires additional Towers, the monthly lease amount of each additional Tower shall be $7,293. The number of additional Towers required and the costs associated therewith shall be listed on an amendment to this Lease which shall be prepared annually on January 1.

1.2. Except as otherwise provided in this Lease, Lessee will make all payments of rent and other amounts owing by it under this Lease to the SUNRAY TRUST at an address the Sunray Trust shall designate or in such other manner or at such other place as the Lessor notifies the Lessee.

1.3. The requirements set forth in §1.2 are conditions only to the obligation of Lessee to accept a Tower; they do not constitute warranties or covenants of any kind; and Lessor will not incur any liability whatsoever to Lessee if any of those requirements are not met regardless of the reason and regardless of whether Lessor or Lessee is aware that they are not met:--the provisions of § 3 (Lessor's Disclaimer of Warranties; Lessee's Obligations Unconditional) and of §8 (Lessee's Indemnity) being paramount and to govern in all cases.

1.4. If a Tower is not made available to Lessee in accordance with the requirements of this §1 and another Tower is not substituted therefor, then, and regardless of the reason for such unavailability or lack of substitution, that Tower shall be, and shall be deemed to be, deleted from this Lease; and the Lessor and the Lessee will have no rights, obligations or liabilities because of such failure.

2. Rent; Payments.

2.1. Lessee will pay Lessor the monthly rental for each Tower. The first rental payment for each Tower will be due November 1, 2006. Thereafter rent will be payable monthly in advance on the first day of each month. If a Tower for which the first rental payment has been made is deleted from this Lease and a replacement is not substituted therefor, Lessor will promptly refund to Lessee the amount of that payment.

2.2. If the Lease of a Tower ends on a day other than the last day of a month, then the rent for that month will be the pro rata portion of the monthly rental for the Tower for the portion of the month during which this Lease as to that Tower is in effect.

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3. Lessor's Disclaimer of Warranty; Lessee's Obligations Unconditional.

3.1. LESSOR IS NOT THE MANUFACTURER OF THE COMPUTER COMPONENTS IN THE COMPUTER TOWERS. LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPUTER TOWERS, THEIR DESIGN, CONDITION, OPERATION, DURABILITY, SUITABILITY OR FITNESS FOR USE FOR ANY PURPOSE, OR MERCHANTABILITY. LESSEE IS FULLY FAMILIAR WITH TOWERS OF THIS KIND AND WILL, IF IT CHOOSES TO DO SO, INSPECT THE COMPUTER TOWERS PRIOR TO TAKING POSSESSION OF THEM. LESSEE ACCEPTS EACH TOWER OF WHICH IT TAKES POSSESSION “AS IS” WITH ANY AND ALL FAULTS. NO DEFECT IN OR UNFITNESS OF ANY TOWERS AND NO LOSS OR DAMAGE THERETO AND NO OTHER CONDITION OR CIRCUMSTANCE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE UNAVAILABILITY THEREOF FOR ANY REASON WHATSOEVER AFTER LESSEE TAKES POSSESSION, SHALL RELIEVE LESSEE OF ITS OBLIGATIONS UNDER THIS LEASE OR RESULT IN THE ABATEMENT OR SUSPENSION OF ANY SUCH OBLIGATIONS, WHICH ARE ABSOLUTE AND UNCONDITIONAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LESSOR SHALL INCUR NO LIABILITY WHATSOEVER TO LESSEE ARISING OUT OF OR IN CONNECTION WITH ANY DEFECT IN OR CONDITION OF ANY TOWERS OR THE USE, OPERATION OR FUNCTIONING OF ANY TOWERS.

3.2. In addition to, and without limiting the provisions of §3.1, Lessee confirms that in entering into this Lease and accepting the Computer Towers (A) it has relied and will rely solely on (i) its knowledge and (ii) its inspection (to the extent it has chosen to do so) of the Computer Towers, and (B) it has not relied and will not rely on any promise, affirmation, description, or other statement by Lessor, all of which are superseded by this Lease.

3.3. Lessee shall make all payments under this Lease without set-off, counterclaim or defense.

4. Location of the Towers; Inspections. Lessee shall keep the Towers in Lessee's possession and control at such location as identified to Lessor in writing and the Towers may only be moved with the prior written consent of Lessor, which Lessor will not unreasonably withhold. Lessor may, at any time during normal business hours, enter the premises where the Towers are located and inspect the same.

5. Repairs; Maintenance; Use; Alterations. Lessee shall, at its expense, keep the Towers in good repair, condition and working order and furnish, at its expense, all labor, parts, materials and supplies required therefor. Lessee will maintain accurate and complete records of all repairs to and maintenance of the Towers; Lessee will furnish copies thereof to Lessor and will allow Lessor to inspect such records at any time during normal business hours. The Towers shall at all times be used solely for commercial or business purposes, and operated in a careful, safe and proper manner and in compliance with all applicable laws, rules, regulations, ordinances and insurance requirements. Any modifications or additions to the Towers required by any governmental entity shall be promptly made by Lessee at its own expense.

All modifications or additions to or changes in the Towers shall belong to and immediately become the property of Lessor, without charge, and shall be returned to Lessor with the Towers upon the expiration or earlier termination of this Lease unless Lessor notifies Lessee to remove any of the same, in which case Lessee shall promptly do so at its expense without damaging the Towers or impairing their operation.

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6. Loss; Damage.

6.1. Lessee assumes and shall bear the risk of loss of and damage to the Towers from any cause whatsoever, regardless of whether the risk is insured. If the Towers are damaged or partially lost or destroyed, Lessee shall, at its expense, promptly repair the Towers in a permanent manner, using only the best parts and materials that are available. If the Towers are totally lost (including by theft) or destroyed or if it or they become a constructive, agreed or compromised total loss, Lessee shall promptly pay the Lessor the purchase price for the Towers under §16 for the month in which the payment is made (the “Termination Payment”); and until Lessee makes that payment to Lessor, Lessee shall continue to pay the rent under and in accordance with § 1.. Upon receipt of the Termination Payment and payment and performance by Lessee of all of its other obligations under this Lease, Lessor will transfer and assign to Lessee, without recourse, any remaining rights which Lessor has under such insurance and, to the extent permitted by the insurer in writing, any title and interest which the Lessor has in the Towers. Lessor's transfer of any title and interest in the Towers will be “AS IS, WHERE IS”, SUBJECT TO THE PROVISIONS OF §3.

6.2. Lessee will promptly notify Lessor of any damage to or loss or destruction or theft of the Towers or of any part thereof with full details of the occurrence.

7. Liens; Taxes; Other Charges. Lessee shall keep the Computer Towers free and clear of levies, liens and encumbrances and shall pay all license and registration fees, assessments, filing or recording fees, documentary stamp taxes, sales taxes, use taxes, personal property taxes, excise taxes, including value added taxes, and all other federal, state or local taxes (apart from any taxes on the overall net income or the overall net capital gains of the Lessor) which may now or hereafter be imposed on or with respect to any Tower or the leasing, rental, possession, use or operation of any Tower or the transfer of any title or interest in any Tower under §6, in each case whether assessed to Lessor or Lessee. Lessee will promptly notify Lessor of any levy, lien or encumbrance asserted against the Towers. The provisions of this §8 will survive termination of this Lease.

8. Lessee's Indemnity.

8.1. Lessee will indemnify Lessor against any liability and hold Lessor harmless from and pay any loss, damage, cost, expense, fine or penalty (including, without limitation, legal fees and disbursements, court costs and the cost of appellate proceedings), regardless of whether the same is also indemnified against by any other person, which the Lessor in any way incurs arising out of or in connection with (i) this Lease, or (ii) the delivery, possession, use, operation or return of the Towers, or (iii) any condition of or other matter relating to the Towers during the term of this Lease REGARDLESS OF HOW OR WHEN THE CONDITION AROSE AND REGARDLESS OF WHETHER IT AROSE OUT OF ANY ACT, OMISSION OR NEGLIGENCE OF LESSOR, or (iv) any other matter relating to the Towers after the term of this Lease to the extent such matter arises from a condition that arose or a modification, addition or change that was made during the term of this Lease or at any other time when the Towers were in the possession or under the control of Lessee, or (v) the failure by Lessee to perform any of its obligations under this Lease.

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8.2. Lessee will pay any expenses and costs (including, without limitation, legal fees and disbursements, court costs and the cost of appellate proceedings) which Lessor incurs in enforcing or defending (i) any of its rights or remedies under this Lease or otherwise granted to it by law or in equity, or (ii) any provision of this Lease, or (iii) any of Lessee's obligations under this Lease.

8.3. The provisions of this § 8 will survive termination of this Lease.

9. Return of Computer Towers. Return of Towers. At the expiration of this Lease, Lessee shall, at its expense, return the Towers to and into the custody of Lessor at such place as Lessor specifies in writing, in the same repair, condition and working order as at the commencement of this Lease, reasonable wear and tear resulting from proper use excepted.

10. Assignment.

10.1. Lessee will not sell, assign, transfer, lease, pledge or otherwise encumber any of the Towers or any of Lessee's rights under this Lease or in or to any Tower, or permit any of its rights under this Lease to be subject to any lien, charge or encumbrance of any nature. Lessor may, subject to the terms of this Lease, sell, transfer or assign any of its rights in or to any Towers or under this Lease.

10.2. Subject to the provisions of §10.1, this Lease shall inure to the benefit of and be binding upon the successors and assigns of the Lessor and Lessee.

11. Default by Lessee; Remedies of Lessor; Waiver of Bond.

11.1. Any of the following events or conditions shall constitute an event of default: (a) Lessee's failure to pay when due any rent or other amount payable hereunder within five (5) days after the due date; (b) Lessee's failure to perform or Lessee's violation of any other term, covenant or condition of this Lease and the failure to cure the same within ten (10) days after the occurrence; (c) seizure of any Tower under legal process.

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11.2. While an event of default exists, Lessor shall have the right to exercise any one or more of the following remedies: (a) terminate this Lease; (b) sue for any damages incurred by Lessor because of the event of default and/or termination of this Lease by reason of such default; (c) require Lessee to redeliver the Computer Towers immediately to Lessor as provided in §10; or (d) repossess the Computer Towers or render them inoperable without notice, legal process, prior judicial hearing, or liability for trespass or other damage, Lessee voluntarily and knowingly agreeing to and waiving the same. If Lessor attempts but is unable to repossess any of the Towers for any reason whatsoever, Lessor may, at its option, declare the Towers to be a total loss, in which case Lessee shall pay to Lessor the Termination Payment as to that Towers and the provisions of §6.1 will apply. All of the foregoing remedies are cumulative and are in addition to any other rights or remedies available to Lessor at law or in equity. Lessor may enforce any of its rights separately or concurrently and in such order as Lessor determines. But, in any event, Lessor may only exercise its rights and remedies to the extent permitted by applicable law.

11.3. In any proceeding by Lessor to recover possession of any Tower, Lessor shall not be required to post a bond or other security or undertaking, and Lessee hereby waives any right to require, and any requirement for, any such bond or other security or undertaking.

11.4. Ownership of the Computer Towers; Personal Property. The Computer Towers are, and shall at all times be and remain (a) personal property, and (b) the sole and exclusive property of Lessor; and

12. Payments by Lessor; Interest.

12.1. If Lessee fails to pay any amount which it is required to pay under this Lease or to perform any of its other obligations under this Lease, Lessor may, at its option, pay such amount or perform such obligation; and Lessee shall, on demand by Lessor, reimburse Lessor for the amount of such payment or the cost of such performance.

12.2. Lessee shall pay Lessor, on demand, interest at the rate of three percent (3%) per annum on any amount payable by Lessee under any provision of this Lease (i) from the due date thereof until it is paid, or (ii) in the case of any amount paid or any cost incurred by Lessor as provided in §13.1, from the date of such payment or the expenditure of such cost until Lessor receives reimbursement therefor

13. Additional Documents; Fees. If requested by Lessor, Lessee shall execute, acknowledge and deliver to Lessor and record and file such documents as Lessor shall deem necessary or desirable to protect its interest under and in this Lease and in and to the Towers, including, without limitation, financing and other statements under the Uniform Commercial Code in effect in any jurisdiction; and Lessee authorizes Lessor to sign and file any such document or statement on its behalf or to file the same without Lessee's signature. Lessee shall pay Lessor, on demand, all filing, recording and search fees incurred by Lessor with respect to this Lease and any of the matters described in the foregoing sentence.

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14. Entire Agreement. This Lease contains the entire agreement and understanding between Lessor and Lessee relating to the Towers and the subject matter hereof, and supersedes any other agreement or understanding, whether written or oral, relating thereto.

15. Severability of Provisions. If any provision of this Lease or the application of any such provision to any person or circumstance is held invalid, the remainder of this Lease, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

16. Notice. Notices under this Lease shall be in writing and shall be sent to each party at its address or fax number set forth above or, in the event of a change in any address or fax number, then to such other address or fax number as to which notice of the change is given. Notices to Lessor shall be sent to the attention of Anna Chin, Trustee or to such other person as to whom notice is given. Notices to Lessee shall be sent to the attention of Bill DeLisi or to such other person as to whom notice is given. Notice shall be deemed given on receipt.

17. Amendment and Waiver. This Lease may be amended only by an instrument in writing signed by Lessor and Lessee, and no provision of this Lease and no right or obligation of either party under this Lease may be waived except by an instrument in writing signed by the party waiving the provision, right or obligation.

18. Governing Law. This Lease shall be governed by and construed in accordance with the law of the State of California.

19. Section Headings. Section headings are for convenient reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Lease.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first written above.

SUNRAY TRUST		GOFBA, INC.

By:	Anna Chin	By:	Bill DeLisi
Its:	Trustee	Its:	Chief Executive Officer

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